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                                  EXHIBIT 23

                               AUDITORS' CONSENT

                        INDEPENDENTS AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-46553 of NutraMax Products, Inc. on Form S-3, Registration Statement No. 33-61724 of NutraMax Products, Inc. on Form S-3 and Registration Statement No. 44-47175 of NutraMax Products, Inc. on Form S-8 of our report dated November 21, 1997 (November 28, 1997 as to Note P) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's Dutch Auction self tender to repurchase 250,668 shares of its Common Stock) appearing in the Annual Report on Form 10-K/A of NutraMax Products, Inc. for the year ended September 27, 1997.


Deloitte & Touche LLP

Boston, Massachusetts
January 14, 1998